ORIC

Option Exchange Program

Commencement Date: **June 21, 2022**

Expiration Time: **July 20, 2022 at 9:00 p.m., Pacific Time (unless the offer is extended)**

We are offering you the opportunity to exchange certain grants of your outstanding options for new options with an exercise price per share equal to the closing price of our common stock on the Nasdaq Global Select Market on the expiration date of the Exchange Offer.

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Exchange
- Email to All Eligible Employees
- Election Terms and Conditions
- Form of Confirmation to Eligible Employees
- Form of Reminder Email
- Form of Notice Email to Eligible Employees Regarding Expiration of Offering Period
- Employee Presentation
- 2014 Equity Incentive Plan
- 2020 Equity Incentive Plan

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Make My Election

You have **30 days** left to elect whether to keep your eligible options or exchange some or all of them for new options.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Need Help?

Contact optionexchange@oricpharma.com

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

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Resources

Elections Value Calculator

File	Description
ORIC - Schedule TO.pdf	Schedule TO
ORIC - Offer to Exchange.pdf	Offer to Exchange
ORIC - Email to All Eligible Employees.pdf	Email to All Eligible Employees
ORIC - Election Terms and Conditions.pdf	Election Terms and Conditions
ORIC - Form of Confirmation to Eligible Employees.pdf	Form of Confirmation to Eligible Employees
ORIC - Form of Reminder Email.pdf	Form of Reminder Email
ORIC - Form of Notice Email to Eligible Employees Regarding Expiration of Offering Period.pdf	Form of Notice Email to Eligible Employees Regarding Expiration of Offering Period
ORIC - Employee Presentation.pdf	Employee Presentation
ORIC - 2014 Equity Incentive Plan.pdf	2014 Equity Incentive Plan
ORIC - 2020 Equity Incentive Plan.pdf	2020 Equity Incentive Plan

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Election Form

Indicate your decision to tender your eligible options identified below in exchange for new options by selecting the "Exchange" choice in the Election column.

If you do not want to tender one or more of your eligible options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an eligible option, your election with respect to an eligible option will default to "Do Not Exchange", in that event, the eligible option will not be exchanged.

You may not tender only a portion of an eligible option grant.

Option Exchange Program

Commencement Date: **June 21, 2022**

Expiration Time: **July 20, 2022 at 9:00 p.m., Pacific Time (unless the offer is extended)**

Value Calculator   Resources

Eligible Option Grant						New Option Grant					
Grant Date	Per Share Exercise Price	Type of Eligible Option Grant	Shares Underlying Eligible Option Grant	Vested Shares Underlying Eligible Option Grant*	Unvested Shares Underlying Eligible Option Grant*	Shares Underlying New Option Grant	Type of Option	Shares Underlying New Option Grant Subject to Vesting Schedule A	Shares Underlying New Option Grant Subject to Vesting Schedule B	Election
9/11/2019	$6.44	NSO	7,000	4,000	3,000	7,000	NSO	7,000	0	
4/23/2020	$16.00	NSO	4,500	2,500	2,000	4,500	NSO	4,500	0	
2/1/2021	$29.83	NSO	5,000	1,000	4,000	5,000	NSO	0	5,000	
2/1/2022	$9.48	NSO	6,000	0	6,000	6,000	NSO	0	6,000	

*These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of July 20, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 20, 2022).

Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

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The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.


Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from new options to be granted pursuant to the Exchange Offer if you choose to exchange your eligible options. The Value Calculator uses an example exercise price for the new option based on the prior day's closing price, which may not be the exercise price on the date that the new option is granted. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange Offer. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible options. Note that you will be able to profit from a new option only if it actually vests and it is exercised. Therefore, even if the Value Calculator shows that the potential profit on a new option is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the new option only if it actually vests and is exercised. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

See value of awards at: 3.73

Elections Resources

	Eligible Option Grant			New Option Grant	
Grant Date	Eligible Options	Exercise Price	Value[1]	Example New Exercise Price[2]	Value[1]
9/11/2019	7,000	$6.44	$0	$3.73	$0
4/23/2020	4,500	$16.00	$0	$3.73	$0
2/1/2021	5,000	$29.83	$0	$3.73	$0
2/1/2022	6,000	$9.48	$0	$3.73	$0
Total	22,500		$0		$0

[1]Value is based on the stock price entered above by you.
[2]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, July 20, 2022. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.


9/11/2019 Grant Values
Original
Replacement
$35,000.00
$30,000.00
$25,000.00
$20,000.00
$15,000.00
$10,000.00
$5,000.00
$0.00
Value ($)
$3.73
$4.00
$4.27
$4.54
$4.81
$5.08
$5.35
$5.62
$5.89
$6.16
$6.43
$6.70
$6.97
$7.24
$7.51
$7.78
$8.05
Stock Price ($)

Back

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Exchange Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the new options that will be granted in the Exchange Offer or as to the future market price of company's common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.


Confirm Elections

You have made the following elections with respect to your eligible options.

Eligible Option Grant						New Option Grant					
Grant Date	Per Share Exercise Price	Type of Eligible Option Grant	Shares Underlying Eligible Option Grant	Vested Shares Underlying Eligible Option Grant*	Unvested Shares Underlying Eligible Option Grant*	Shares Underlying New Option Grant	Type of Option	Shares Underlying New Option Grant Subject to Vesting Schedule A	Shares Underlying New Option Grant Subject to Vesting Schedule B	Election
9/11/2019	$6.44	NSO	7,000	4,000	3,000	7,000	NSO	7,000	0	
4/23/2020	$16.00	NSO	4,500	2,500	2,000	4,500	NSO	4,500	0	
2/1/2021	$29.83	NSO	5,000	1,000	4,000	5,000	NSO	0	5,000	
2/1/2022	$9.48	NSO	6,000	0	6,000	6,000	NSO	0	6,000	

*These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of July 20, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 20, 2022).

Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

☐ I acknowledge that I have read all of the offering materials, which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (July 20, 2022, 9:00 PM Pacific Time, unless the offer is extended) will be my final election.

☐ If I elected to exchange my eligible options for new options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2020 Plan and option agreement thereunder. If I elect not to exchange my eligible options for new options, my eligible options will remain outstanding with their current terms (except that if my eligible options are incentive stock options, this offer may result in a modification and a restart of the tax holding periods) and I will not receive any new options.

Electronic signature*

Type your name here

An email confirmation will be sent to tkivley@wsgr.com

Cancel   Submit

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

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Elections Complete

Finished

ORIC Pharmaceuticals, Inc. ("ORIC") has received your election via ORIC's Offer website by which you elected to accept or reject ORIC's offer to exchange certain outstanding stock options for new stock options (the "Offer") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer.

Your election has been recorded as follows:

Name:
Employee ID:
Date and Time:

Eligible Option Grant						New Option Grant				
Grant Date	Per Share Exercise Price	Type of Eligible Option Grant	Shares Underlying Eligible Option Grant	Vested Shares Underlying Eligible Option Grant*	Unvested Shares Underlying Eligible Option Grant*	Shares Underlying New Option Grant	Type of Option	Shares Underlying New Option Grant Subject to Vesting Schedule A	Shares Underlying New Option Grant Subject to Vesting Schedule B	Election
9/11/2019	$6.44	NSO	7,000	4,000	3,000	7,000	NSO	7,000	0	Exchange
4/23/2020	$16.00	NSO	4,500	2,500	2,000	4,500	NSO	4,500	0	Exchange
2/1/2021	$29.83	NSO	5,000	1,000	4,000	5,000	NSO	0	5,000	Do Not Exchange
2/1/2022	$9.48	NSO	6,000	0	6,000	6,000	NSO	0	6,000	Do Not Exchange

*These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of July 20, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 20, 2022).

Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new election. The new election must be delivered via ORIC's Offer website at www.myoptionexchange.com, no later than the expiration date, currently expected to be 9:00 p.m., Pacific Time, on July 20, 2022 (unless the offer is extended).

Only elections that are actually received by ORIC via the Offer website at www.myoptionexchange.com on or before the expiration date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to Christian Kuhlen, our General Counsel, or Carlos Banuelos, our VP and Associate General Counsel, by email at optionexchange@oricpharma.com or by phone at (858) 345-2328.

Please note that our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be July 20, 2022 (unless the offer is extended).

This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options; (2) the launch email from Jacob M. Chacko, M.D., President and Chief Executive Officer, dated June 21, 2022, announcing the Offer; and (3) the election form attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on ORIC's Offer website at www.myoptionexchange.com, or by contacting Christian Kuhlen, our General Counsel, or Carlos Banuelos, our VP and Associate General Counsel, by email at optionexchange@oricpharma.com or by phone at (858) 345-2328.

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